EXHIBIT 23(H)(XXVIII) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                            PARTICIPATION AGREEMENT

                                     Among

                             THE HUNTINGTON FUNDS,

                            EDGEWOOD SERVICES, INC.,

                        HUNTINGTON ASSET ADVISORS, INC.,

                                      and

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



      THIS AGREEMENT, made and entered into effective as of this 1st day of January, 2008, by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each such separate account is hereinafter referred to as an "Account"); THE HUNTINGTON FUNDS, a Delaware statutory trust (the "Trust"), on its behalf and on behalf of each of its series set forth in Schedule A hereto; EDGEWOOD SERVICES, INC., a New York corporation (the "Distributor"); and HUNTINGTON ASSET ADVISORS, INC., a registered investment advisor (the "Advisor").

      WHEREAS, the Trust engages in business as an open-end, management investment company and its Funds (as defined below) are available to act as investment vehicles for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be issued by the Company; and

      WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Fund"); and

      WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Trust has engaged the Advisor, an investment adviser registered under the federal Investment Advisers Act of 1940 (the "Advisers Act"), to provide investment advisory services, including managing the Funds pursuant to applicable diversification requirements of the Internal Revenue Code of 1986 (the "Code"); and

      WHEREAS, the Company has registered or will register the variable life insurance policies and variable annuity contracts listed on Schedule A, as it may be amended from time to time (the "Contracts") under the 1933 Act or will not register the contracts in reliance on an exemption from registration under the 1933 Act and the 1940 Act; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, the Distributor is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority (FINRA); and

      WHEREAS, the Trust has obtained an order from the SEC granting participating insurance companies and their separate accounts exemptions under
Section 6(c) of the 1940 Act from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Exemptive Order"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the Company, the Trust, the Advisor and the Distributor agree as follows:



ARTICLE I.  SALE OF TRUST SHARES

      1.1. The Distributor agrees to sell to the Company those shares of the Funds which each Account orders, and agrees to execute such orders on each day on which the New York Stock Exchange is open for trading and the Funds calculate their net asset value pursuant to rules of the SEC, all as described in the Funds' registration statement (a "Business Day") at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Funds. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order in accordance with the requirements set forth in Schedule B.

      1.2. The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Company and its Accounts on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

      1.3. The Trust and the Distributor agree that shares of the Funds will be sold only to the Company and its Accounts or to other insurance companies that offer variable annuity and/or variable life insurance contracts to the public and which have entered into an agreement with the Trust, and to other persons not inconsistent with each Fund being adequately diversified pursuant to
Section 817(h) of the Code, and the regulations thereunder. No shares of any Fund will be sold to the general public to the extent inconsistent with such Fund being adequately diversified pursuant to Section 817(b) of the Code, and the regulations thereunder.

      1.4. Upon receipt of a request for redemption in proper form from the Company, the Trust agrees to redeem directly any full or fractional shares of the Fund held by the Company, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption except that the Trust reserves the right to suspend the right of redemption, consistent with
Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the current registration statement. For purposes of this Section 1.4, the Company shall be the designee of the Trust for the limited purpose of receiving and accepting purchase and redemption orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption in accordance with the requirements set forth in Schedule B. The Company agrees to submit such orders electronically through secured trading systems as described on Schedule B to this Agreement or, if it is unable to submit orders electronically, the Company shall submit such orders through manual transmissions using the procedures described in Schedule B to this Agreement.

      1.5. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus.

      1.6. Unless otherwise specified in Schedule B, the Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

      1.7. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Funds will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Trust shall furnish to the Company the CUSIP number assigned to each Fund identified in Schedule A attached, as may be amended from time to time.

      1.8. Unless otherwise specified in Schedule B, the Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election in writing and to receive all such income dividends and capital gain distributions in cash. The Trust or its agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.9. Unless otherwise specified in Schedule B, the Trust shall make the net asset value per share for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time.

      A. If the Trust or its agent provides materially incorrect share net asset value information through no fault of the Company, the Accounts shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share.

      B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Trust and/or its agents shall indemnify and hold harmless the Company against any amount the Company is legally required to pay qualified plans ("Plans") or Contract owners, and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to the Company, the Company shall immediately reimburse the Trust or its agents for any amount lost by the Trust or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain to the Plans or Contract owners, the Company will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust or its agents. The Company shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust or its agents; but the Company shall not be obligated to take legal action against the Plans or Contract owners.

      With respect to the material errors or omissions relating to net asset value pricing, this section shall control over other indemnification provisions in this Agreement.

      1.10. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE IB.  GENERAL DUTIES

      1.11. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Contracts issued by the Company, including registering each Account as an investment company to the extent required under the 1940 Act, and registering the Contracts or interests in the Accounts under the Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Contracts from state insurance commissioners.

      1.12. The Company shall make every effort to maintain the treatment of the Contracts issued by the Company as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code, and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations thereunder within the required time frames.

      1.13. The Company or its agents shall offer and sell the Contracts in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state insurance law respecting the offering of variable life insurance policies and variable annuity contracts.

      1.14. The Distributor shall sell and distribute the shares of the Funds in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

      2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; or that the Contracts are not registered in proper reliance on an exemption from registration under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state insurance law respecting the offering of variable life insurance policies and variable annuity contracts. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it is taxed as an insurance company under Subchapter L of the Code and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or that the Company will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act.

      2.2. The Trust represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the Fund shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.

      2.3. The Trust and the Advisor represent that each Fund intends to qualify as a Regulated Investment Company under Subchapter M of the Code and that the Trust and the Advisor will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust and the Advisor will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

      2.4. The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Company shall make every effort to remedy any variable contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including Section 72 and regulations there under within the required time frames.

      2.5. The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are Disinterested Trustees, will formulate and approve any plan under Rule 12b-1 to finance distribution expenses. To the extent that any Class of the Fund may finance its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Fund undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.

      2.6. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware.

      2.7. The Distributor represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Trust shares in accordance with the 1933 Act, the 1934 Act, and the 1940 Act, and the NASD Rules of Fair Practice.

      2.8. The Trust represents that it is lawfully organized and validly existing under the laws of State of Delaware and that it does and will comply in all material respects with the 1940 Act.

      2.9. The Advisor represents and warrants that it is and shall remain duly registered as an investment adviser in all material respects under all applicable federal laws and that the Advisor shall perform its obligations for the Trust in compliance in all material respects with applicable federal securities laws.

      2.10. The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.11. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

      2.12. Provided it is consistent with their fiduciaries duties, the Company and its agents will not in any way recommend any proposal in opposition to, or oppose or interfere with, any proposal submitted by the Fund at a meeting of owners of Contracts or shareholders of the Fund, and will in no way recommend any proposal in opposition to, or oppose or interfere with, the solicitation of proxies by the Fund of shares held by Contract owners, without the prior written consent of the Fund.

      2.13. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

      3.1. The Distributor shall provide the Company with as many printed copies of the Trust's current prospectus and Statement of Additional Information or, to the extent existing, the Trust's profiles as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Trust shall provide camera-ready film or an electronic file in a format acceptable to the Company containing the Trust's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document, and to have the Statement of Additional Information for the Trust and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. In such event, the Trust shall bear its pro rata share of printing expenses based on the number of combined printed pages. All such documents shall be provided to the Company within time reasonably required to allow for printing and delivery to Contract owners, but no later than ten (10) business days prior to the date the documents are required under then-current regulations to be sent to Contract owners. All expenses of printing and distributing Trust prospectuses, Statements of Additional Information, and other Trust related documents shall be borne by the
Trust in accordance with Schedule C hereof.   For prospectuses and Statements of
Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust in accordance with Schedule C hereof. If the Company chooses to receive camera-ready film or an electronic file in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's Statement of Additional Information.

      The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

      3.2. The Trust's prospectus shall state that the Statement of Additional Information for the Trust is available from the Distributor or the Company (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust).

      3.3. In accordance with Schedule C, the Trust shall provide the Company with copies of the Trust's proxy statements, reports to shareholders, and other required shareholder communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

      3.4.  If and to the extent required by law the Company shall:

      (i)   solicit voting instructions from Contract owners;

      (ii) vote the Trust shares in accordance with instructions received from Contract owners; and

      (iii) vote Trust shares for which no instructions have been received in a particular separate account in the same proportion as Trust shares of such Fund for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

      3.5. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges as required by the Shared Exemptive Order and consistent with applicable SEC requirements.

      3.6. If and during the time as the Trust engages in activities that require a Shared Exemptive Order, the Trust shall disclose in its prospectus or Statement of Additional Information that (1) the Funds are intended to be funding vehicles for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Trust hereby notifies the Company that prospectus or Statement of Additional Information disclosure may be appropriate regarding potential risks of offering shares of the Funds to separate accounts funding Contracts of unaffiliated life insurance companies.



ARTICLE IV.  SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, the Advisor or the Distributor is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor, except with the permission of the Trust or the Distributor or the designee of either.

      4.3. The Trust, the Advisor, the Distributor, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

      4.4. The Trust, the Advisor, and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds or their shares, promptly after the filing of such document with the SEC or other regulatory authorities.

      4.6. The Company will provide upon request to the Trust at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly after the filing of such document with the SEC or other regulatory authorities.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.



ARTICLE V.  FEES AND EXPENSES

      5.1. The Distributor shall pay no fee or other compensation to the Company under this agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Trust or Distributor may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Distributor in writing and such payments will be made out of existing fees otherwise payable to the Distributor, past profits of the Distributor or other resources available to the Distributor.

      5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and, in accordance with Schedule C, printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

      5.3. The Company shall bear all expenses incident to its performance under this Agreement, including the expenses of distributing the Company's prospectus to owners of Contracts issued by the Company in accordance with Schedule C.



ARTICLE VI.  DIVERSIFICATION

      6.1. The Trust and the Advisor represent and warrant that the Funds currently comply, and will continue to comply, with the diversification provisions of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Advisor or the Trust, each will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.



ARTICLE VII.  POTENTIAL CONFLICTS

      7.1. The Trust has obtained a Shared Exemptive Order. The Company agrees to comply with the conditions on which such order was issued, including reporting any potential or existing conflicts promptly to the Board of Trustees of the Trust ("Board"), and in particular whenever contract owner voting instructions are disregarded, to the extent such conditions are not materially different from the conditions of the mixed and shared funding relief that the Company has agreed to be bound by in similar participation agreements with other fund providers, and recognizes that it shall be responsible for assisting the Board in carrying out its responsibilities in connection with such order. The Company agrees to carry out such responsibilities with a view to the interests of existing contract owners.

      7.2 The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners or trustees of qualified pension or retirement plans; or (f) a decision by an insurance company to disregard the voting instructions of contract or policy owners or, if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of its participants. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the nature of the implications thereof.

      7.3. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company shall carry out its responsibilities under this Section 7.3 with a view only to the interests of the contract owners.

      7.4. If it is determined by a majority of the Board, or a majority of its Disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of the Company) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      7.5. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Trustees of the Board. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

      7.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Trustees of the Board. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

      7.7. For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the Disinterested Trustees of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Trustees of the Board.

      7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Exemptive Order) on terms and conditions materially different from those contained in the Shared Exemptive Order, then the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

      7.9. The Company, at least annually, shall submit to the Board such reports, materials, or data as the Board reasonably may request so that the Trustees may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Shared Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

      7.10 All reports of potential or existing conflicts received by the Board and all Board action with regard to determining the existence of a conflict, notifying participating insurance companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.



ARTICLE VIII.  INDEMNIFICATION

      8.1.  Indemnification By The Company

      8.1(a). The Company agrees to indemnify and hold harmless the Distributor, the Advisor and the Trust, and each trustee of the Board, and their respective officers, employees and agents and any "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, Distributor or Advisor (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus (which shall include the portions of any offering memorandum that contains information regarding the Trust, Distributor or Advisor) for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Indemnified Parties for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished by or on behalf of the Company; or

            (iv) arise as a result of any material failure of this Agreement by the Company; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

      8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust or the Contracts, whichever is applicable.

      8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Company assumes the defense or representation of an Indemnified Party, the Company shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

      8.1(d). An Indemnified Party will promptly notify the Company of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

      8.2.  Indemnification by the Distributor

      8.2(a). The Distributor agrees to indemnify and hold harmless the Trust, the Advisor and the Company and each of their directors, trustees, officers, employees and agents and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Advisor or the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Trust or the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Distributor; or

            (iv) arise as a result of any material failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

      8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement, or to the Company, the Trust or the Contracts, whichever is applicable.

      8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's selection to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Distributor assumes the defense or representation of any Indemnified Party, the Distributor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

      8.2(d). An Indemnified Party agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

      8.3.  Indemnification By the Trust

      8.3(a). The Trust agrees to indemnify and hold harmless the Company, the Distributor and the Advisor and each of their directors, officers, employees and agents and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Company, the Distributor or the Advisor (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Trust or the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Distributor; or

            (iv) arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

      8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Contracts, whichever is applicable.

      8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Trust assumes the defense or representation of any Indemnified Party, the Trust shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

      8.3(d). An Indemnified Party agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.

      8.4   Indemnification By the Advisor

      8.4(a). The Advisor agrees to indemnify and hold harmless the Trust, the Distributor and the Company and each of their trustees, directors, officers, employees, and agents, and any affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, the Distributor or the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Advisor) or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Trust's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Advisor and contained in the registration statement or prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Advisor required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisor by or on behalf of the Indemnified Parties for use in the registration statement or prospectus for the Trust or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Trust or the Contracts not supplied by the Advisor or any employees or agents thereof) or wrongful conduct of the Advisor, or the affiliates, employees, or agents of the Advisor with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement, prospectus, or sales literature, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Advisor; or

            (iv) arise as a result of any material failure by the Advisor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

             (v) arise out of or result from any material breach of any representation and/or warranty made by the Advisor in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisor;
as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

      8.4(b). The Advisor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, the Contracts or the Company, whichever is applicable.

      8.4(c). The Advisor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Advisor will be entitled to participate, at is own expense, in the defense thereof. The Advisor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Advisor to such party of the Advisor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Advisor assumes the defense or representation of an Indemnified Party, the Advisor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.

      8.4(d). An Indemnified Party agrees promptly to notify the Advisor of the commencement of any litigation or proceedings against it or any of its respective officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.

      8.5.  Indemnification Disputes

      8.5(a).The parties shall use good faith efforts to resolve any dispute concerning the indemnification obligations in this Article VIII. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Any party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.



ARTICLE IX.  APPLICABLE LAW

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including any Shared Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

      10.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party for any reason by one hundred and eighty (180) days advance written notice delivered to the other parties; or

            (b) termination by the Company by prompt written notice to the Trust and Distributor with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

            (e) termination by the Company by written notice to the Trust and the Distributor with respect to any Fund in the event that such Fund fails to meet the diversification requirements specified in Article VI hereof; or

            (f) termination by either the Trust, the Advisor or the Distributor by written notice to the Company, if (1) any of the Trust, the Advisor or the Distributor, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Trust, the Advisor or the Distributor, (2) the Trust, the Advisor or the Distributor shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Trust, the Advisor or Distributor shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

            (g) termination by the Company by written notice to the Trust, the Advisor and the Distributor, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust, the Advisor or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Trust, the Advisor and the Distributor in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Trust, the Distributor and/or the Advisor and any other changes in circumstances since the giving of such notice, such determination of the Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

            (h) By any party upon institution of formal proceedings against the Company, the Trust, the Advisor or the Distributor by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body regarding a party's duties under this Agreement or related to the sale of the Contracts issued by the Company, the operation of the Accounts, or the purchase of shares of the Funds; or

            (i) By the Distributor, the Advisor or the Trust upon written notice to the Company with respect to any Account in the event that such Account ceases to be qualified as a segregated asset account under applicable state insurance law; or

            (j) By the Distributor, the Advisor or the Trust upon written notice with respect to any Account in the event that effective registration as a unit investment trust under the 1940 Act for such Account is not maintained; or

            (k) By the Distributor, the Advisor or the Trust in the event that the Contracts cease to be treated as annuity contracts or life insurance policies under the applicable provisions of the Code; or

            (l) By the Distributor, the Advisor or the Trust in the event that effective registration or exemption from registration under the 1933 Act of the Contracts is not maintained; or

            (m) By any party to the Agreement upon a determination by a majority of the Board, or a majority of its Disinterested Trustees, that a material irreconcilable conflict, as described in Article VII hereof, exists; or

            (n) By any party to the Agreement upon requisite vote of the Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media; or

            (o) By either the Advisor or the Distributor in the event of a termination of either of their contracts with the Trust, but each shall use its best efforts to substitute itself under this Agreement with any successor investment adviser or distributor to the Trust.

      Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Article 10.1(h) hereof. The Company shall give 60 days prior written notice to the Trust of the date of any proposed vote of Contract owners to replace the Fund's shares as described in Article 10.1(n) hereof.

      10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Trust, the Advisor and the Distributor shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

      10.3. The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.
Upon request, the Company will promptly furnish to the Trust and the Distributor the opinion of counsel for the Company (in a form reasonably acceptable to the Trust and the Distributor) to the effect that any redemption pursuant to clause
(ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Distributor 90 days notice of its intention to do so.

ARTICLE XI.  NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to another party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

 If to the Trust:                       With a copy to:
                                        David C. Mahaffey, Esq.
 The Huntington Funds                   Sullivan & Worcester LLP
 c/o The Huntington National Bank       1666 K Street, N.W.
 41 South High Street                   Washington, DC  20006
 Columbus, Ohio 43287
 Attention:  President                  and
                                        Alicia Powell, Secretary
                                        Reed Smith LLP
                                        1001 Liberty Avenue
                                        12th Floor
                                        Pittsburgh, PA  15222-3779
 If to the Company:
 Sun Life Financial
 One Sun Life Executive Park
 Wellesley Hills, MA  02481
 Attn:  General Counsel, Law Department
 If to the Distributor:                 With a copy to:
 Edgewood Services, Inc.
 5800 Corporate Drive                   Alicia Powell
 Pittsburgh, PA  15237-7002             Reed Smith LLP
 Attn:  Secretary                       1001 Liberty Avenue
                                        12th Floor
                                        Pittsburgh, PA  15222-3779
 If to the Advisor:                     With a copy to:
 Huntington Asset Advisors, Inc.        David C. Mahaffey, Esq.
 41 South High Street                   Sullivan & Worcester LLP
 Columbus, Ohio 43287                   1666 K Street, N.W.
 Attn:  Chief Investment Officer        Washington, DC  20006

                                        and

                                        Alicia Powell
                                        Reed Smith LLP
                                        1001 Liberty Avenue
                                        12th Floor
                                        Pittsburgh, PA  15222-3779


ARTICLE XII.  SHAREHOLDER INFORMATION

12.1. Definitions

      12.1(a) Exclusively for purposes of this Article XII, the terms listed below shall have the following meanings.

            (i) The term "Funds" shall refer to the Funds on Schedule A, and includes (i) any investment adviser to or administrator for the Funds; (ii) the principal underwriter or distributor for the Funds; or (iii) the transfer agent for the Funds. The term does not include any portfolios of the Funds that are "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.[1]

            (ii) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the Company through one or more of its Accounts.

            (iii) The term "Shareholder" means the holder of interests in a variable annuity contract or variable life insurance policy issued by the Company ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

            (iv) The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (2) pursuant to a Contract death benefit; (3) one-time step-up in Contract value pursuant to a Contract death benefit; (4) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (5) prearranged transfers at the conclusion of a required free look period; (6) pursuant to any other similar type of transactions that does not require any current or ongoing action by the Shareholder.

            (v) The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (2) as a result of any deduction of charges or fees under a Contract; (3) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (4) as a result of payment of a death benefit from a Contract; or (5) as a result of any other similar type of transaction that does not require any current or ongoing action by the Shareholder.

            (vi) The term "written" includes electronic writings and facsimile transmissions.

12.2.  Agreement to Provide Information.

      12.2(a) Company agrees to provide the Funds or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"),* or other government issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Funds, the Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

      12.2(b) Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Funds may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

      12.2(c) Timing of Requests. Funds requests for Shareholder information shall be made no more frequently than quarterly except as the Funds deems necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

      12.2(d)  Form and Timing of Response.

            (i) Company agrees to provide, promptly upon request of the Funds or its designee, the requested information specified in section 12.2(a) hereof. If requested by the Funds or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in section 12.2(a) hereof is itself a financial intermediary ("indirect intermediary") and, upon further request of the Funds or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in paragraph 12.2(a) hereof for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Funds. Company additionally agrees to inform the Funds whether it plans to perform (i) or (ii);

            (ii) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Funds or its designee and the Company; and

            (iii) To the extent practicable, the format for any transaction information provided to the Funds should be consistent with the NSCC Standardized Data Reporting Format.

      12.2(e) Limitations on Use of Information. The Funds agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

      12.2(d) Agreement to Restrict Trading. Company agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company. Instructions must be received by the Company at the following address, or such other address that the Company may communicate to the Funds in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

                                Sun Life Financial
                                Operations Control
                                One Sun Life Executive Park, SC 4319
                                Wellesley Hills, MA  02481
                                Attn:Assistant Vice President,
                                     Operations Control

                                Facsimile:  781-304-5386

      12.2(e) Form of Instructions. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

      12.2(f) Timing of Response. The Company agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Company.

      12.2(g) Confirmation by Company. The Company must provide written confirmation to the Funds that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

      12.2(h) Construction of the Agreement - Fund Participation Agreements. To the extent this Article XII conflicts with any other section of this Agreement, then this Article shall control.

ARTICLE XIII. MISCELLANEOUS

      13.1 All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents nor its shareholders assume any personal liability for obligations entered into on behalf of the Trust.

      13.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

      13.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      13.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      13.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      13.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable insurance regulations and any other applicable law or regulations.

      13.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement. The Company shall promptly notify the Trust, the Advisor, and the Distributor of any change in control of the Company.

      13.9. Upon request, the Company shall furnish, or shall cause to be furnished, to the Trust, the Advisor or their designee copies of the following reports:

            (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

            (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period;

            (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

            (d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

            (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.



                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date first above written.



                                     COMPANY:

                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                     On its behalf and on behalf of each
                                     Separate Account named in Schedule A, as may be amended from time to time.

                                     By its authorized officers,



                                     By: /s/ Mary M. Fay
                                     Name:  Mary M. Fay
                                     Title: Authorized Signer

                                     By:  /s/ Bruce A. Teichner
                                     Name:  Bruce A. Teichner
                                     Title: Authorized Signer

                                     TRUST:

                                     THE HUNTINGTON FUNDS,

                                     On its behalf and on behalf of each Fund named in Schedule A, as may be amended from time to time.

                                     By its authorized officer,



                                     By:   /s/ George M. Polatas
                                     Name:  George M. Polatas
                                     Title:  Vice President
                                     Date:  January 1, 2008



                                     DISTRIBUTOR:

                                     EDGEWOOD SERVICES, INC.

                                     By its authorized officer,



                                     By:  /s/ Charles L. Davis, Jr.
                                     Name:  Charles L. Davis, Jr.
                                     Title:  President
                                     Date:  January 1, 2008

                                     ADVISOR:

                                     HUNTINGTON ASSET ADVISORS, INC.

                                     By its authorized officer,



                                     By:  /s/ B. Randolph Bateman
                                     Name:  B. Randolph Bateman
                                     Title:  President
                                     Date:  January 1, 2008

Huntington VA Situs Small Cap Fund changed its name to Huntington VA Situs Fund
- 1/24/08



                                   SCHEDULE A

                          SEPARATE ACCOUNTS AND FUNDS

          NAME OF SEPARATE ACCOUNT           NAME OF CONTRACT FUNDED BY SEPARATE ACCOUNT      ADDED

Sun Life of Canada (U.S.) Variable Account F      Sun Life Financial Masters Choice      January 1, 2008
                                                   Sun Life Financial Masters Flex
                                                  Sun Life Financial Masters Extra
                                                  Sun Life Financial Masters Access


              APPLICABLE FUND                                   CUSIP                         ADDED
Huntington VA Income Equity Fund                              446771107                  January 1, 2008
Huntington VA Growth Fund                                     446771206                  January 1, 2008
Huntington VA Dividend Capture Fund                           446771305                  January 1, 2008
Huntington VA Mid Corp America Fund                           446771503                  January 1, 2008
Huntington VA New Economy Fund                                446771602                  January 1, 2008
Huntington VA Rotating Markets Fund                           446771701                  January 1, 2008
Huntington VA Macro 100 Fund                                  446771875                  January 1, 2008
Huntington VA Mortgage Securities Fund                        446771867                  January 1, 2008
Huntington VA International Equity Fund                       446771800                  January 1, 2008
Huntington VA Situs Fund                                      446771883                  January 1, 2008
Huntington VA Real Strategies Fund                            446327215                  January 1, 2008

      IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representatives effective as of January 1, 2008.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)EDGEWOOD SERVICES, INC. on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.

By:  /s/ Bruce A. Teichner                       By:  /s/ Charles L. Davis, Jr.
Name:  Bruce A. Teichner                         Name:  Charles L. Davis, Jr.
Its:  Authorized Signer                          Its:  President

THE HUNTINGTON FUNDS                             HUNTINGTON ASSET ADVISORS, INC.
on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time:

By:  /s/ George M. Polatas                       By:  /s/ B. Randolph Bateman
Name:  George M. Polatas                         Name:  B. Randolph Bateman
Its:  Vice President                             Its:  President

                                   SCHEDULE B

             SALE OF TRUST SHARES UNDER ARTICLE I OF THE AGREEMENT

The parties hereto acknowledge that, as of the date of this Agreement, the Company does not utilize the DCC&S Fund/SERV system (as defined below in this Schedule B).



Subject to the terms and conditions of this Agreement, the Company shall be appointed to, and agrees to act, as a limited agent of the Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the "Close of Trading," which is defined as the close of regular trading on the New York Stock Exchange ("NYSE") each Business Day. A "Business Day" is defined in Article 1.1 of the Agreement. Except as particularly stated in this paragraph, the Company shall have no authority to act on behalf of the Trust or to incur any cost or liability on its behalf.

Trust will use its best efforts to provide to the Company or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Eastern Time each Business Day. The Company or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. When the Company is able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system, orders to purchase and redeem shares of the Funds received by the Company prior to the close of trading on the New York Stock Exchange (the "NYSE") (typically, 4:00 p.m. Eastern Time) on any day that the NYSE is open for business ("Day 1") will be transmitted via the NSCC's Fund/SERV system for receipt by the Funds or Unified Fund Services, Inc. (the "Transfer Agent" for the Funds) by no later than 6:30 a.m. Eastern Time (cycle
8) on the next day that the Funds are open for business ("Day 2") (such purchases and redemptions are referred to as "Day 1 Trades").

If for any other reason any Day 1 Trades are not received by the Transfer Agent via the NSCC's Fund/SERV system prior to 6:30 a.m. Eastern Time on Day 2, such Day 1 Trades shall be received by the Transfer Agent via fax no later than 9:00 a.m. Eastern Time on Day 2. Such purchase and redemption orders shall be transmitted without modification (except for netting or aggregating such orders). Trust will not accept any order made on a conditional basis or subject to any delay or contingency.

When operating outside of the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

   a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, the Company shall complete payment to the Trust or its designated agent in federal funds no later than 3:00 p.m. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by the Trust pursuant to this Agreement.


   b) For those redemption orders not transmitted via the DCC&S Fund/SERV system, the Trust or its designated agent shall initiate payment in federal funds no later than 3:00 p.m. Eastern Time on the day on the Business Day following which the instructions are treated as having been received by the Trust pursuant to this Agreement.

   c) With respect to purchase and redemption orders received by the Trust through the DCC&S Fund/SERV system on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

The Trust or its designated agent shall send to the Company, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which the Company has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by the Company following such net purchase or redemption. The Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for the Company to receive such confirmations no later than 10:00 a.m. Eastern Time the next Business Day. The Trust or its designated agent will transmit to the Company via DCC&S NETWORKING system those Networking activity files reflecting account activity.

Orders to purchase and redeem shares of the Funds received by the Company after the close of trading on the NYSE (typically, 4:00 p.m. Eastern Time) on Day 1, but prior to the close of trading on the NYSE (typically, 4:00 p.m. Eastern time) on Day 2, will be transmitted via the NSCC's Fund/SERV system for receipt by the Funds or the Transfer Agent no later than 6:30 a.m. Eastern Time (cycle
8) on the next day that the Funds are open for business ("Day 2") (such purchases and redemptions are referred to as "Day 2 Trades"). If any Day 2 Trades are not received by the Transfer Agent via the NSCC's Fund/SERV system prior to 6:30 a.m. Eastern Time on Day 3, such Day 2 trades shall be received by the Transfer Agent via fax no later than 9:00 a.m. Eastern Time on Day 3.

Day 1 Trades will be effected at the net asset value of each Fund's shares calculated as of the close of business on Day 1, and Day 2 Trades will be effected as of the close of business on Day 2. The Funds agree that, consistent with the foregoing, Day 1 Trades will have been received by the Funds or the Transfer Agent prior to the close of business on Day 1 for all purposes, including without limitation, effecting distributions.

The Company shall use its best efforts to ensure that all purchases and redemptions conform to the terms and conditions of this Agreement. Upon the reasonable request of the Funds or the Transfer Agent, the Company shall investigate any purchase or redemption of shares of the Funds, certify to the Funds and the Transfer Agent that such purchase or redemption conforms, to the best of its knowledge, with the terms and conditions of this Agreement, and provide reasonable documentation in support thereof.

                       DOCUMENTS PROVIDED BY THE COMPANY

The Company agrees to provide Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Trust may reasonably request. The Company agrees to provide Trust, upon written request, such other information (including books and records) as may be necessary or advisable to enable it to comply with any law, regulation or order.


                          DOCUMENTS PROVIDED BY TRUST

Within five (5) Business Days after the end of each calendar month, Trust, Distributor, or Advisor shall provide the Company, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

                                   SCHEDULE C

                                    EXPENSES

Each of the Trust, the Distributor or the Advisor, as applicable, and the Company, will coordinate the functions set forth below and shall pay the costs of completing such functions based upon the table. Where appropriate, costs shall be allocated to reflect the Trust's pro rata share of costs as determined according to the number of pages of the Trust's respective portion of the entire document(s).

ITEM                FUNCTION                             PARTY RESPONSIBLE FOR COORDINATION                            PARTY
                                                                                                                       RESPONSIBLE
                                                                                                                       FOR EXPENSE
MUTUAL FUND         Electronic copy of combined          Company                                                       Current
PROSPECTUS          prospectuses made available                                                                        Clients -
                                                                                                                       Trust
                                                                                                                       Prospective
                                                                                                                       Clients -
                                                                                                                       Company
                    Distribution (including postage) to  Company                                                       Trust
                    Current Clients
                    Distribution (including postage) to  Company                                                       Company
                    Prospective Clients
PRODUCT PROSPECTUS  Printing and Distribution for        Company                                                       Company
                    Current and Prospective Clients
MUTUAL FUND         Electronic copy, if Required by      Trust, Distributor or Advisor                                 Trust,
PROSPECTUS UPDATE & Fund, Distributor or Advisor                                                                       Distributor
DISTRIBUTION                                                                                                           or Advisor
                    If Required by Company               Company (Trust, Distributor or Advisor to provide Company     Company
                                                         with document in PDF format)
PRODUCT PROSPECTUS  If Required by Trust, Distributor or Company                                                       Trust,
UPDATE &            Advisor                                                                                            Distributor
DISTRIBUTION                                                                                                           or Advisor
                    If Required by Company               Company                                                       Company
MUTUAL FUND SAI     Printing                             Trust, Distributor or Advisor                                 Fund,
                                                                                                                       Distributor
                                                                                                                       or Advisor
                    Distribution (including postage)     Party who receives the request                                Party who
                                                                                                                       receives the
                                                                                                                       request
PRODUCT SAI         Printing                             Company                                                       Company
                    Distribution                         Company                                                       Company
PROXY/MERGER        Electronic copy if required by Law   Fund, Distributor or Advisor                                  Fund,
MATERIALS FOR                                                                                                          Distributor
MUTUAL FUND                                                                                                            or Advisor
                    Distribution (including labor) if    Fund, Distributor or Advisor                                  Fund,
                    required by Law                                                                                    Distributor
                                                                                                                       or Advisor
                    Printing & distribution if required  Company                                                       Company
                    by Company
MUTUAL FUND ANNUAL  Electronic copy made available       Trust, Distributor or Advisor                                 Trust,
& SEMI-ANNUAL                                                                                                          Distributor
REPORT                                                                                                                 or Advisor
                    Distribution                         Trust, Distributor or Advisor                                 Trust,
                                                                                                                       Distributor
                                                                                                                       or Advisor
OPERATIONS OF THE   SEC registration of units of         Company                                                       Company
ACCOUNT(S)          separate account (24f-2 fees)



Footnotes

[1] As defined in SEC Rule 22c-2(b), term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.





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